Exhibit 99.1

BM Technologies, Inc. Announces Profit
Enhancement Plan and Changes to Management and
Directors

Launch of Targeted Plan to Improve Performance with approximately $15 Million of Expected 2023 Cost Savings

Jamie Donahue Elected President and James Dullinger Elected Chief Financial Officer

Investment Banking Veteran Raj Singh Joins Board of Directors

RADNOR, PA / ACCESSWIRE / January 30, 2023 / BM Technologies, Inc. (NYSE American:BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, announced today a series of actions being taken to streamline its operations, strengthen its management team, position the Company for future growth, and drive long-term shareholder value.

Profit Enhancement Plan

In connection with its previously announced near-term strategy to focus on being an innovative, efficient, risk-oriented Fintech with a sponsor bank model, rather than becoming a bank, the Company committed to a targeted Profit Enhancement Plan (the “Plan”) on January 26, 2023 that it expects to deliver approximately $18 million in annualized cost reductions with approximately $15 million of savings expected in 2023. The Plan is intended to reduce operating costs, improve operating margins, improve operating cash flow, and continue advancing the Company’s ongoing commitment to profitable growth and continued innovation, and direct the Company’s resources toward its best opportunities.

Included within the Plan is a targeted reduction of the Company’s employee workforce of approximately 25% as compared to its headcount at December 31, 2022. This workforce reduction is in addition to other spend reduction and service provider rationalization. The Company expects the actions necessary to attain these cost reductions will be substantially completed by June 30, 2023.

The Company estimates that it will incur approximately $1.5 million to $3.0 million in charges in connection with the Plan, substantially all of which are expected to be incurred in the first quarter of 2023. The charges and timing of such charges described above are preliminary estimates based on the Company’s current expectations, are subject to a number of assumptions and risks, and actual results may differ materially from such estimates.

“The Fintech Industry is still in its early stages and continues to grow, but market dynamics are substantially different than they were a year ago,” said Luvleen Sidhu, Chair, CEO and Founder of BMTX. “Companies across the spectrum must adjust to new market realities including the current high interest rate and inflationary environment. BMTX’s imperative is to remain an agile company that can continue to innovate, serve its customers better than its competitors, and produce new products and services while facing uncertain headwinds. In this environment, our objective is to position BMTX for the next level of growth for our customers and shareholders as we accelerate expansion opportunities while strengthening our financial position.”

Senior Management Changes

On January 26, 2023, the Company elected Jamie Donahue, the Company’s Executive Vice President and Chief Technology Officer, as the Company’s President. Mr. Donahue has been in his current position with the Company since 2020. He has a 25-year career in financial services, starting at ADP Brokerage before it spun out in 1998 to create a company called BISYS, which was ADP’s entry into the banking system. He also served in senior positions at Finastra as well as First Republic Bank before joining the Company. In his new position as President, Mr. Donahue will be responsible for leading the entire information technology, operations, product and program management, and sales teams as the Company pivots its strategy to ensure sustainable growth and profitability into the future as a leader in embedded finance and Banking-as-a-Service.

Effective January 26, 2023, the Company transitioned Robert Ramsey, the Company’s Chief Financial Officer, from that position to a new corporate development role.

Concurrent with the transition of Mr. Ramsey, the Company elected James Dullinger, the Company’s Chief Accounting Officer, to the additional position of Chief Financial Officer. Mr. Dullinger has been in his current position with the Company since March 2022. Prior to joining the Company, he served for more than two years as Chief Financial Officer at a publicly traded provider of Internet of Things (IoT) services and technologies. Previously, Mr. Dullinger served for more than 14 years in senior accounting and finance leadership roles at several publicly traded and private equity owned startup and middle-market technology, e-commerce, and investment services companies. Mr. Dullinger began his career in public accounting with 10 years of combined experience at PwC and KPMG, providing audit and other assurance services to complex publicly traded companies operating within the banking and investment services industries. A Certified Public Accountant (PA), he holds an MBA from Georgetown University McDonough School of Business and a BBA in Accounting from Temple University.

Luvleen Sidhu, Chair, CEO, and Founder of BMTX commented, “These leadership changes will allow BMTX to continue driving long-term growth while maintaining continuity as it transitions its strategy from becoming a bank to re-focusing on being a lean, efficient, innovative Fintech with a strong focus on risk management. In our new model, we will partner with banks while we focus on building and delivering superior technology, market leading products, and memorable customer experiences. I am confident of the exceptional caliber and determination of our leadership team and wish them the best in their new roles.”

Appointment of New Board Member

In addition, the Company announced today the appointment of investment banking veteran Raj Singh to its Board of Directors effective January 27, 2023.

“I am honored and delighted to be joining the Board,” said Mr. Singh. “I believe in the tremendous potential of the Company and I am excited to work with this talented management team and Board to contribute to its next phase of growth.”

Mr. Singh worked in the investment banking practice of Raymond James for more than 20 years, including most recently as Vice Chairman – Investment Banking from 2017 to 2023. During his career, Mr. Singh managed over 150 investment banking transactions, including M&A transactions, debt and equity financings, balance sheet recapitalizations, in and out-of-court restructurings, financial opinions, and valuations. Mr. Singh’s expertise includes working effectively with companies requiring significant organizational changes to achieve success and overcome financial, industry, and market challenges. Mr. Singh holds FINRA Series 7 and 63 licenses in addition to being a Certified Public Accountant (NJ inactive). He earned an MBA from the University of North Carolina at Chapel Hill and a BS in Accounting from Rutgers University.

“We are delighted to welcome Raj Singh and the significant experience he brings to the Board,” stated Luvleen Sidhu, Chair, CEO, and Founder of BMTX. “Mr. Singh brings to our Board extensive investment banking, corporate strategy, finance and accounting, restructuring, and capital markets expertise and experience that will make an undeniable positive impact as BMTX focuses on driving its growth strategy forward during this time of exceptional change.”

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American:BMTX) - formerly known as BankMobile - is among the largest Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

Forward Looking Statements

This press release contains contain forward looking statements, including, but not limited to, statements related to the expected benefits of and timing of completion of the Plan, and the expected costs and charges of the Plan. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward looking statements. We caution you that the foregoing may not include all the forward looking statements made in this press release.

These forward looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.

Forward looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward looking statements. All forward looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward looking statements, except as required by law.

Contact Information

Media Inquiries:

Brigit Hennaman
Rubenstein Public Relations
212-805-3005
bhennaman@rubensteinpr.com

Investors:

Jim Dullinger
BM Technologies, Inc.
484-985-2604
jdullinger@bmtx.com

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